Exhibit (23)(p)(1)(c)

                 FIRST PACIFIC MUTUAL FUND, INC.
                       CODE OF ETHICS
                        ATTACHMENT A
                   Effective:  July 27, 2000
                   Amended:  October 20, 2004



List of Access Persons
Andrea Chan - Wealth Manager
Clayton Chow - Director
Louis D'Avanzo - Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Lynden Keala - Director
Jean Lee - Secretary
Terrence Lee - President and CEO, Interested Director
Barry Magaoay - Senior Wealth Manager
Stuart Marlowe - Director
Charlotte Meyer - Assistant Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Karen Nakamura - Director
Kim Scoggins - Director
Nora Simpson - Treasurer and Chief Compliance Officer
Costas Theocharidis - Wealth Manager


List of Investment Personnel
Louis D'Avanzo - Portfolio Manager
Jean Lee - Secretary
Terrence Lee - President and CEO, Director
Charlotte Meyer - Assistant Treasurer
Nora Simpson - Treasurer and Compliance Officer


Review Officer
Nora  Simpson - Chief Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Interested Director